Exhibit 10

STOCK PURCHASE AGREEMENT

AND

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

Shaun Carter

ISSUER:

Online Holdings, Inc.

SECURITY:

Common Stock, par value $.001

QUANTITY:

20,000,000 Shares

PRICE PER SHARE

$0.001  ($20,000 total purchase price with $10,000 paid as of the date of this agreement and the balance of $10,000 in the form of a promissory note attached as Exhibit A to this agreement) along with the cancellation of 3,000,000 Shares of Online Holdings, Inc. Common Stock held in the name of Dennis Lairamore

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

(1)

Investment.  I am aware of the Company's business affairs and financial condition.  I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (as Amended).  These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(2)

Restrictions on Transfer Under Securities Act.  I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available.  Moreover, I understand that the Company is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

(3)

Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including:  (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

(4)

Limitations on Rule 144.  I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

(5)

Sales Not Under Rule 144.  I further acknowledge that, if all the requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering or exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so their own risk.

(6)

Stop Transfer Instructions.  I further understand that stop transfer instructions will be in effect with respect to the transfer of the Securities consistent with the above.

(7)

Additional Representations and Warranties.  In addition, I represent and warrant:

(i)

That I have had the opportunity to ask questions of, and receive answers from, the Company (or any person acting on its behalf) concerning the Company and my proposed investment in the Securities;

(ii)

That I have concluded that I have sufficient information upon which to base my decision to acquire the Securities;

(iii)

That I have made my own determination of the value of the Securities and have not relied upon any statements, representations or warranties of the Company regarding the value of the Securities or the business prospects of the Company;

(iv)

That I understand that in acquiring the Securities, I am making a highly speculative investment with the knowledge that the Company is in the initial stages of development;

(v)

That I am capable of bearing the economic risk and burdens of the investment, the possibility of complete loss of all of the investment, and the possible inability to readily liquidate the investment due to the lack of public market; and

(vi)

That I understand that, in selling and transferring the Securities, the Company had relied upon an exemption from the registration requirements of the Securities Act and that, in an attempt to effect compliance with all the conditions of such exemption, the Company is relying in good faith upon all of my foregoing representations and warranties.

SIGNATURE OF PURCHASER:

Date:_____________

____________________________

Shaun Carter

959 South 2300 East

Springville, UT  84663

ACCEPTED BY:

Date:________________

____________________________

Dennis Lairamore

President, Online Holdings, Inc.

EXHIBIT A

Promissory Note

$10,000    April 25, 2005    Springville, Utah

FOR VALUE RECEIVED the undersigned jointly and severally promise(s) to pay to the order of Online Holdings, Inc. the principal sum of Ten Thousand dollars ($10,000) together with interest thereon from date of this note, at the rate of Five (5%) percent per annum until maturity.  Said principal and interest being payable within one year of the date of this note.

Each maker and endorser further agrees, jointly and severally, to pay all costs of collection, including reasonable attorney’s fees in case the principal of this note or any payment on the principal or any interest thereon is not paid at the respective maturity thereof, or in case it becomes necessary to protect the security hereof, whether suit be brought or not.

This note is to be construed and enforced according to the laws of the State of Utah upon default in the payment of principal and/or interest when due, the whole sum of principal and interest remaining unpaid shall, at the option of the holder, become immediately due and payable and it shall accrue interest at the highest rate allowable by law, or, if no highest rate is otherwise indicated, at eighteen (18%) percent, from the date of default.

Unless specifically disallowed by law, should litigation arise hereunder, service of process therefor may be obtained through certified mail, return receipt requested;  the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

By: _________________________________ Date ____________________

      Shaun Carter

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